Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262441

Prospectus Supplement No. 1 to Prospectus dated February 9, 2022

GUARDFORCE AI CO., LIMITED

19,799,990 Ordinary Shares

This Prospectus Supplement No. 1 (this “Supplement”) relates to the prospectus of Guardforce AI Co., Limited, dated February 9, 2022 (the “Prospectus”), relating to 19,799,990 ordinary shares that may be sold from time to time by the selling shareholders named in the Prospectus. This Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus, except to the extent that the information in this Supplement supersedes the information contained in the Prospectus, and may not be delivered without the Prospectus.

This Supplement is being filed to include the information set forth in the Forms 6-K of the Company filed with the Securities and Exchange Commission on February 17, 2022, March 3, 2022, March 14, 2022, March 16, 2022 and March 21, 2022.

Our ordinary shares are quoted on the Nasdaq Capital Market under the symbol “GFAI.” On March 21, 2022, the closing price of our ordinary shares on the Nasdaq Capital Market was $1.33.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 8 of the Prospectus to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is March 22, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of, February 2022

Commission File Number 001-40848

GUARDFORCE AI CO., LIMITED

(Translation of registrant’s name into English)

10 Anson Road, #28-01 International Plaza

Singapore 079903

 (Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Entry into a Commissioned Development Agreement

On February 8, 2022, Guardforce AI Co., Limited (the “Company”) entered into a Commissioned Development Agreement (the “Agreement”) with Shenzhen Kewei Robot Technology Co., Limited (“Kewei”), wherein Kewei will develop a robotics management platform named GFAI Intelligent Cloud Platform V2.0 (the “Platform”) for the Company. The initial term of the Agreement will be from February 8, 2022 until Decemeber 31, 2024, in accordance with certain development milestones listed in an exhibit to the Agreement. The Company agreed to deliver payment to Kewei in the amount of USD$5,000,000, discounted to USD$3,000,000 provided the Company were to issue a one-time, lump sum payment within five (5) business days of the execution of the Agreement, which $3,000,000 amount the Company timely paid. The Company will be the sole owner of all intellectual property rights in the Platform. The Agreement is governed by and construed in accordance with the laws of Hong Kong.

Although Kewei is affiliated with the Company, after careful consideration, the board of directors of the Company unanimously determined that the quotation received from Kewei was just, equitable and fair to the Company and that it would be in the best interests of the Company to enter into the Agreement with Kewei.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Commissioned Development Agreement dated February 8, 2022

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 17, 2022	Guardforce AI Co., Limited

	By:	/s/ Lei Wang
Lei Wang
Chief Executive Officer

2

Exhibit 99.1

COMMISSIONED DEVELOPMENT AGREEMENT

BETWEEN

GUARDFORCE AI (HONGKONG) CO., LIMITED

（“PARTY A”）

AND

Shenzhen KEWEI ROBOT TECHNOLOGY CO., LIMITED

（“PARTY B”）

No.: CDA-GFAIHK-SZKW-02082022

THIS COMMISSIONED DEVELOPMENT AGREEMENT (“AGREEMENT”) is entered into this 8th day of February 2022 (the “Effective Date”)

BY:

(1) Guardforce AI (Hongkong) Co., Limited, with its registered address at Unit 01, 5/F., Guardforce Centre, No.3 Hok Yuen Street East, Hung Hom, Kowloon, Hongkong (and all its subsidiaries, “Party A”)

AND

(2) Shenzhen Kewei Robot Technology Co., Limited, with its registered address at 201, 2/F, BLK C, Wisdom Plaza, 4068 Qiaoxiang RD, Nanshan, Shenzhen 518054, China (“Party B”)

NOW, both Parties (“Parties”) hereby confirm their intentions in good faith as follows: -

1	OBJECTIVES. This AGREEMENT expresses the intention of the Parties to embark on a mutual-beneficial and strategic partnership. Party B will be commissioned to develop a robotics management platform named as GFAI Intelligent Cloud Platform V2.0 (“GFAI ICP V2.0” or “Platform”, refer to Exhibit 1 for a list of functions) for Party A.

2	OBLIGATIONS OF PARTY B. Pursuant to this AGREEMENT, Party B agrees: -

2.1 Service Location: Shenzhen

2.2 Service Period: from February 8, 2022, to December 31, 2024 (i.e., 35 months)

2.3 Service Milestones: refer to Exhibit 2

3	OBLIGATIONS OF PARTY A. Pursuant to this AGREEMENT, Party A agrees to: -

3.1 Provide necessary assistance to PARTY B, including technical data, executing or following necessary agreements with any third parties, working conditions (providing servers and development accounts etc.).

3.2 Deliver payment to Party B at a total amount of US$5,000,000, discounted price at US$3,000,000 provided that Party agrees to pay at one time within five business days after the execution of this Agreement, refer to Exhibit 3 for details of charge standards, the amounts listed above shall include the expenses of design, development, testing and so forth in connection with the development of the Platform and shall also include the expenses of any taxation. Party B’s bank account (that can receive payment in US Dollars) details are listed as below:

Account Name: Shenzhen Kewei Robot Technology Co., Limited

Bank Name: PINGAN BANK CO, LTD

Bank Address: PINGAN BANK, 7E, 5047 SHENNAN DONG ROAD, LUOHU, SHENZHEN, CHINA

Account Number: 15000100892373

SWIFT Code: SZDBCNBS

4	CONFIDENTIALITY. Each of the Parties shall keep confidential all proprietary and other non-public information received from the other party and to use the same only in connection with developing the Platform contemplated hereby in this AGREEMENT, unless such information is required to be filed by applicable laws, including, but not limited to, the U.S. Securities Exchange Act of 1934 as amended.

5	INTELLECTUAL PROPERTY RIGHTS. Party B acknowledges that Party A shall be the sole proprietor of all intellectual property rights of the Platform.

6	AMENDMENT. Any amendment to this Agreement shall be mutually agreed upon and confirmed by written approaches.

7	INSPECTION AND ACCEPTANCE. Parties hereto agree that the inspection and acceptance for the work shall be implemented on the basis of the Exhibit 1.

8	DESIGNATED CONTACT. Parties hereto agree that within the Service Period, Mingchang Liu (leonardo.liu@guardforceai.com) shall be appointed as the designated contact for Party A, and Dongfang Chen (dongfang.chen@szkwrobot.com) for Party B. The designated contacts shall be responsible for reporting to each party’s key personnel the timelines and any issues occurred during the development of the Platform in a timely and precious manner. Any change of designated contacts shall be made via prior written notices.

9	TERMINATION. Parties hereto agree that this Agreement shall be terminated if any of the following conditions occurs:

9.1 Force majeure.

9.2 Provided that Party A confirms that the developing Platform cannot meet its need of uses during the Service Period (refer to Exhibit 1), after amical discussion with Party B, Party A may terminate this Agreement, Party B shall return to Party A’s the paid payment on a pro-rate and monthly basis for the remaining part (total payment divided by 35 months).

10	GOVERNING LAWS AND DISPUTE RESOLUTION

10.1	This AGREEMENT shall be governed by and construed in accordance with the laws of Hong Kong. Any disputes arising out of this AGREEMENT shall be amicably resolved by negotiation between the Parties and shall be submitted to the courts of Hong Kong if the negotiation fails.

11	MISCELLANEOUS

11.1	Any unsolved matters arising out of this AGREEMENT shall be amicably resolved by negotiation between Parties.

11.2	Any notices pertaining to this AGREEMENT shall be made in written.

11.3	Any waiver by either party of a breach of any provision of this AGREEMENT shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this AGREEMENT.

11.4	No revision or modification of this AGREEMENT shall be effective unless in writing and agreed by Parties hereto.

11.5	All exhibits hereto are intended as the complete and exclusive parts of this AGREEMENT.

11.6	This Agreement is written by Chinese and English, the Chinese version shall prevail in the event of any ambiguity in meanings.

(Signature page to follow)

IN WITNESS WHEREOF, this AGREEMENT has been executed by Parties’ respective authorized signatories hereto as of the Effective Date described on the first page.

SIGNED by Lei Wang, Director /s/ Lei Wang For and on behalf of Guardforce AI (Hongkong) Co., Limited	) ) ) ) )

SIGNED by Lin Jia /s/ Lin Jia For and on behalf of Shenzhen Kewei Robot Technology Co., Limited	) ) ) ) )

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of, March 2022

Commission File Number 001-40848

GUARDFORCE AI CO., LIMITED

(Translation of registrant’s name into English)

10 Anson Road, #28-01 International Plaza

Singapore 079903

 (Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Entry into a Strategic Partnership Agreement

On February 28, 2022, Guardforce AI Co., Limited (the “Company”) entered into a Strategic Partnership Agreement (the “Agreement”) with SBC Global Holdings Inc. (“SBC”), wherein the Company and SBC will collaborate on the sale and leasing of robots in the United States. The strategic partnership is in lieu of the previously proposed acquisition. As part of the partnership the Company will establish a wholly owned U.S. subsidiary and will commit additional resources to develop the business to meet demand while working closely with SBC to accelerate overall U.S. market penetration. As part of the Agreement, SBC will refer clients to the Company. The Company and SBC will work together on a non-exclusive basis and each of the Company and SBC may enter into similar arrangements and agreements with any other parties.

A press release was issued on March 1, 2022 and is attached as Exhibit 99.1 hereto.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release: Guardforce AI Accelerates U.S. Market Entry dated March 1, 2022

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 3, 2022	Guardforce AI Co., Limited

	By:	/s/ Lei Wang
Lei Wang
Chief Executive Officer

2

 Exhibit 99.1

Guardforce AI Accelerates U.S. Market Entry

~ Announces Strategic Partnership with SBC and Establishes Wholly Owned U.S. Subsidiary ~

NEW YORK, March 1, 2022 – Guardforce AI Co., Limited (“Guardforce AI” or the “Company”) (Nasdaq: GFAI, GFAIW), an integrated security solutions provider, announced that the Company has established a strategic partnership with SBC Global Holdings Inc. (“SBC”). The strategic partnership is in lieu of the previously proposed acquisition. Guardforce AI and SBC have mutually agreed to establish the strategic partnership to enable Guardforce AI a swifter entry into the desired U.S. markets with its robotic and technology solutions.

As part of the partnership the Company will establish a wholly owned U.S. subsidiary and will commit additional resources to develop the business to meet growing demand while working closely with SBC to accelerate overall market penetration. As part of the agreement, SBC will refer all clients to Guardforce AI on an exclusive basis.

Lei Wang, CEO of Guardforce AI stated, “We are pleased to include the SBC team as part of Guardforce AI’s growing network of international partnerships. By establishing this strategic partnership, the crucial U.S. market is now also included in our portfolio. As stated previously, this partnership is part of our commitment to work closely with the right businesses around the world with the goal of expanding the reach of our services and solutions.”

Robert Shiver, Chairman and CEO of SBC, commented, “I am honored to be part of Guardforce AI’s journey as they develop strategic initiatives in the United States. This partnership will allow customers in the United States to have access to autonomous robotics solutions that will result in operational efficiencies and improved environmental safety standards.”

According to Gartner, U.S. Internet of Things (“IOT”) Robots Revenues and Communications spending is expected to reach approximately $6.5 billion with an installation base of approximately 1.7 million units by 2028. With sizeable robotic innovation centers emerging globally, the opportunity for partnerships continues to expand rapidly.

About Guardforce AI Co., Ltd.

Guardforce AI Co. Ltd. (Nasdaq: GFAI, GFAIW) is a leading integrated security solutions provider that is trusted to protect and transport the high-value assets of public and private sector organizations. Developing and introducing innovative technologies that enhance safety and protection, Guardforce AI helps clients adopt new technologies and operate safely as the Asia Pacific business landscape evolves.

For more information, visit www.guardforceai.com

About SBC Holdings

SBC Holdings provides autonomous robotics solutions that drive business continuity and community health — enabling healthier, safer, and more efficient offices, communities’ commercial real estate, schools, airports, and many other sectors. Leveraging decades of combined management experience developing smart buildings, campuses, and cities around the world, SBC is committed to increasing the asset value of commercial properties while attracting and maintaining valuable tenant share in this competitive market. For more information, please visit https://www.sbccobotics.com/.

Forward-Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including the risks described in our registration statements and reports under the heading “Risk Factors” as filed with the SEC. Actual results and financial conditions may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether because of new information, future events or otherwise.

Media Relations

Patrick Yu

Email: patrick.yu@fleishman.com

Phone: (+852) 2586-7877

Investor Relations

Shannon Devine
Email: GFAI@mzgroup.us

Phone: +1 203-741-8811

Guardforce AI Corporate Communications

Hu Yu

Email : yu.hu@guardforceai.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of, March 2022

Commission File Number 001-40848

GUARDFORCE AI CO., LIMITED

(Translation of registrant’s name into English)

10 Anson Road, #28-01 International Plaza

Singapore 079903

 (Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Entry into a Sale and Purchase Agreement

On March 11, 2022, Guardforce AI Co., Limited (the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) with Shenzhen Kewei Robot Technology Co., Limited (“Shenzhen Kewei”) relating to the previously proposed acquisition of Shenzhen Keweien Robot Service Co., Ltd. and Guangzhou Kewei Robot Technology Co., Ltd. from Shenzhen Kewei. This acquisition is expected to serve an integral role in the growth of Guardforce AI’s robotics as a service (RaaS) business initiative. This acquisition is expected to be closed by end of April 2022.

A press release was issued on March 11, 2022 and is attached as Exhibit 99.1 hereto.

1

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release: Guardforce AI Enters into Agreement to Expand Robotics as a Service (RaaS) to China’s Greater Bay Area dated March 11, 2022

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 13, 2022	Guardforce AI Co., Limited

	By:	/s/ Lei Wang
Lei Wang
Chief Executive Officer

3

Exhibit 99.1

Guardforce AI Enters into Agreement to Expand Robotics as a Service (RaaS) to China’s Greater Bay Area

~Signs Definitive Agreement to Acquire Shenzhen Keweien & Guangzhou Kewei~

NEW YORK, March 11, 2022 -- Guardforce AI Co., Limited (“Guardforce AI” or “Company”) (Nasdaq: GFAI, GFAIW), an integrated security solutions provider, announced today the signing of the definitive agreement of the previously proposed acquisition of Shenzhen Keweien Robot Service Co., Ltd (“SZ”) and Guangzhou Kewei Robot Technology Co., Ltd (“GZ”). This acquisition is expected to serve an integral role in the growth of Guardforce AI’s robotics as a service (RaaS) business initiative. This acquisition is expected to be closed by end of April 2022.

The acquisition purchase price of US$10,000,000 will be paid in a mix of cash (10%) and restricted ordinary shares of the Company (90%). Guardforce AI is presently listed on the U.S. Nasdaq Capital Market under the symbol “GFAI.” For purposes of the definitive acquisition agreement, each share will be valued at US$4.20.

SZ and GZ are based in the Greater Bay Area, one of the fastest-growing economic regions in China with both Shenzhen and Guangzhou ranking among the top 10 largest Chinese cities and among the 30 largest cities globally. Focused on the hospitality, healthcare, property management, and government sectors, SZ and GZ derive revenues from AI robotic services which automate repetitive tasks, making them less labor intensive.

The Company has reiterated its 2022 full-year revenue expectations of US$55-60 million, representing growth of more than 66% as compared to 2021.

About Guardforce AI Co., Ltd.

Guardforce AI Co. Ltd. (Nasdaq: GFAI, GFAIW) is a global integrated security solutions provider that is focused on developing robotic solutions and information security services that complement its well-established secured logistics business. With more than 40 years of professional experience, Guardforce AI is a trusted brand name that protects and transports the high-value assets belonging to public and private sector organizations. Guardforce AI develops and provides innovative technologies and services that enhance safety and protection.

For more information, visit www.guardforceai.com

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including the risks described in our registration statements and reports under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether because of new information, future events or otherwise.

Media Relations

Patrick Yu

Email: patrick.yu@fleishman.com

Phone: (+852) 2586-7877

Investor Relations

Shannon Devine
Email: GFAI@mzgroup.us

Phone: +1 203-741-8811

Guardforce AI Corporate Communications

Hu Yu

Email : yu.hu@guardforceai.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of, March 2022

Commission File Number 001-40848

GUARDFORCE AI CO., LIMITED

(Translation of registrant’s name into English)

10 Anson Road, #28-01 International Plaza

Singapore 079903

 (Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒        Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 16, 2022

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2022	Guardforce AI Co., Limited

	By:	/s/ Lei Wang
Lei Wang
Chief Executive Officer

2

Exhibit 99.1

Guardforce AI Receives NASDAQ Notification Letter Regarding Minimum Bid Price Deficiency

NEW YORK, March 16, 2022 -- Guardforce AI Co., Limited (“Guardforce AI” or “Company”) (Nasdaq: GFAI, GFAIW), an integrated security solutions provider, announced today that it has received a notification letter (the “Notification Letter”) from the Nasdaq Stock Market LLC (the “NASDAQ”) dated March 9, 2022, notifying the Company that it is not in compliance with the minimum bid price requirement as set forth under NASDAQ Listing Rule 5550(a)(2) for continued listing on the NASDAQ. This press release is issued pursuant to NASDAQ Listing Rule 5810(b), which requires prompt disclosure upon the receipt of a deficiency notification.

NASDAQ Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s ordinary shares for the 30 consecutive business days from January 25, 2022 to March 8, 2022 the Company no longer meets the minimum bid price requirement.

In accordance with the NASDAQ Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until September 6, 2022, to regain compliance with NASDAQ Listing Rule 5550(a)(2). To regain compliance, the Company’s ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days. In the event that the Company does not regain compliance by September 6, 2022, the Company may be eligible for additional time to regain compliance or may face delisting.

The receipt of the Notification Letter has no immediate effect on the listing of the Company’s ordinary shares, which will continue to trade uninterrupted on NASDAQ under the ticker “GFAI”. To address this issue, the Company intends to continuously monitor its closing bid price and is in the process of considering various measures to improve its financial position and results of operations, which the Company expects to countervail the short-term adverse effects on its trading price and cure the deficiency in due time.

About Guardforce AI Co., Ltd.

Guardforce AI Co. Ltd. (Nasdaq: GFAI, GFAIW) is a global integrated security solutions provider that is focused on developing robotic solutions and information security services that complement its well-established secured logistics business. With more than 40 years of professional experience, Guardforce AI is a trusted brand name that protects and transports the high-value assets belonging to public and private sector organizations. Guardforce AI develops and provides innovative technologies and services that enhance safety and protection.

For more information, visit www.guardforceai.com

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including the risks described in our registration statements and reports under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether because of new information, future events or otherwise.

Media Relations

Patrick Yu

Email: patrick.yu@fleishman.com

Phone: (+852) 2586-7877

Investor Relations

Shannon Devine
Email: GFAI@mzgroup.us

Phone: +1 203-741-8811

Guardforce AI Corporate Communications

Hu Yu

Email : yu.hu@guardforceai.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of March 2022

Commission File Number 001-40848

GUARDFORCE AI CO., LIMITED

(Translation of registrant’s name into English)

10 Anson Road, #28-01 International Plaza

Singapore 079903

 (Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Entry into a Letter of Intent

On March 21, 2022, Guardforce AI Co., Limited (the “Company”) signed a non-binding letter of Intent (the “LOI”) with Shenzhen Kewei Robot Technology Co., Limited and Shenzhen Yeantec Co., Limited (together, the “Kewei Group”) to purchase up to 36 of the Kewei Group’s subsidiaries located in China. Under the LOI, in the first of two phases, Guardforce AI will acquire eight of the Kewei Group companies. The second phase provides Guardforce AI the right of first refusal to purchase the remaining 28 companies within a period of 24 months from the date of the signing of the LOI. The purchase of the additional 28 companies will be dependent on the Company’s operational plans. The Company expects to sign the definitive agreement for the phase one acquisitions before the end of May.

The purchase price for the eight phase one companies will be based upon a valuation that is equal to one-time (from 2022 to 2026) projected average revenues for the eight companies estimated to be U.S. $30 million and will be paid in a mix of cash (10%) and Company restricted shares (90%) at a price of U.S. $2.00 per share. The Company will be required to pay Kewei Group the 10% cash component ($3,000,000) of the purchase price as a deposit and Kewei Group will deliver to the Company 100% of the outstanding share capital of the eight phase one companies as a pledge, within 10 days of the signing of the LOI. The acquisition is subject to, among other things, the satisfactory completion of due diligence by the Company, the entry into definitive agreements and any required third-party consents.

A press release relating to the signing of the LOI was issued on March 21, 2022 and is attached as Exhibit 99.1 hereto.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release: Guardforce AI Continues Expansion of Robotics as a Service (RaaS) and Security Service Roadmap, dated March 21, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 21, 2022	Guardforce AI Co., Limited

	By:	/s/ Lei Wang
Lei Wang
Chief Executive Officer

Exhibit 99.1

Guardforce AI Continues Expansion of Robotics as a Service (RaaS) and Security Service Roadmap

~ Initiated Acquisition of 8 Companies in China’s Major Cities ~

NEW YORK, March 21, 2022 -- Guardforce AI Co., Limited (“Guardforce AI” or “Company”) (Nasdaq: GFAI, GFAIW), an integrated security solutions provider, announced today, the signing of a non-binding Letter of Intent (“LOI”) with Shenzhen Kewei Robot Technology Co., Limited and Shenzhen Yeantec Co., Limited (together, the “Kewei Group”) to purchase up to 36 of the Kewei Group’s subsidiaries located in China. Under the LOI, in the first of two phases, Guardforce AI will acquire eight of the Kewei Group companies. The second phase provides Guardforce AI the right of first refusal to purchase the remaining 28 companies within a period of 24 months from the date of the signing of the LOI. The purchase of the additional 28 companies will be dependent on the Company’s operational plans. The Company expects to sign the definitive agreement for the phase one acquisitions before the end of May.

The purchase price for the eight phase one companies will be based upon a valuation that is equal to one-time (from 2022 to 2026) projected average revenues for the eight companies estimated to be U.S. $30 million and will be paid in a mix of cash (10%) and Company restricted shares (90%) at a price of U.S. $2.00 per share. The Company will be required to pay Kewei the 10% cash component ($3,000,000) of the purchase price as a deposit and Kewei will deliver to the Company 100% of the outstanding share capital of the eight phase one companies as a pledge, within 10 days of the signing of the LOI. The acquisition is subject to, among other things, the satisfactory completion of due diligence by the Company, the entry into definitive agreements and any required third-party consents.

Lei Wang, CEO of Guardforce AI, commented, “We value the development of robotics and AI applications in our future expansion plans. Apart from the United States, China has become one of the vital markets with surging needs across our targeted industries. Beijing, Shanghai,Tianjin and Chongqing are the largest and only four directly-administered municipalities in China, and are among the top 10 cities economically speaking. To this point, we must not ignore this market when it comes to our global expansion plans. Additionally, Guardforce AI is in a unique position to lend its global exposure to the acquired companies. The acquisitions will not only enable us to penetrate the most developed cities and areas in China, but also provide access to evolving markets.”

Seven of the eight companies are well-established with experienced salesforce and management teams that provide robotics sales and rental services, serving clients in a variety of industries such as hospitality, healthcare, government facilities, and property management.

The proposed acquisition includes the following companies:

●	Beijing Keweian Robot Technology Ltd, based in Beijing

●	Shanghai Nanxiao Kewei Intelligent Technology Ltd, based in Shanghai

●	Tianjin Kewei Robot Technology Ltd, based in Tianjin

●	Chongqing Kewei Robot Technology Ltd, based in Chongqing

●	Guangxi Kewei Robot Technology Ltd, based in Nanning, Guangxi Province

●	Fuzhou Kewei Robot Technology Ltd, based in Fuzhou, Fujian Province

●	Hainan Kewei Robot Technology Ltd, based in Haikou, Hainan Province

●	Beijing Wanjia Security System Ltd, based in Beijing, China

About Guardforce AI Co., Ltd.

Guardforce AI Co. Ltd. (NASDAQ:GFAI)(NASDAQ:GFAIW) is a global integrated security solutions provider that is focused on developing robotic solutions and information security services that complement its well-established secured logistics business. With more than 40 years of professional experience, Guardforce AI is a trusted brand name that protects and transports the high-value assets belonging to public and private sector organizations. Guardforce AI develops and provides innovative technologies and services that enhance safety and protection.

For more information, visit www.guardforceai.com

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including the risks described in our registration statements and reports under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether because of new information, future events or otherwise.

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Patrick Yu

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Guardforce AI Corporate Communications

Hu Yu

Email : yu.hu@guardforceai.com